INVESTOR RIGHTS AGREEMENT AMENDMENT

This Investor Rights Agreement Amendment, dated as of January 12, 2008 (this “Amendment”), amends the Investor Rights Agreement, dated as of November 16, 2007 (the “Agreement”), by and among AXS-One Inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule 1 attached thereto (the “Purchasers”). Terms not otherwise defined herein which are defined in the Agreement shall have the same respective meanings herein as therein.

WHEREAS, Section 7(f) of the Agreement provides that the provisions of the Agreement may be amended by a writing signed by the Company and the holders of at least a majority of the Registrable Securities (as defined in the Agreement); and

WHEREAS, the Company and the undersigned Purchasers, constituting holders of at least a majority of the Registrable Securities have agreed to modify certain provisions of the Agreement as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Agreement. The Agreement is hereby amended as follows:

(a) The definition of “Filing Date” in the Agreement is hereby deleted in its entirety and replaced with the following:

“ “Filing Date” means July 15, 2008 with respect to the Initial Registration Statement and, with respect to any additional Registration Statements which may be required pursuant to Section 3(b), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.”

(b) The definition of “Effectiveness Date” in the Agreement is hereby deleted in its entirety and replaced with the following:

“ “Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 60th calendar day following the Filing Date (or, in the event of a “review” by the Commission, the 90th calendar day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Section 3(b), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the

Effectiveness Date as to such Registration Statement shall be no later than the fifth trading day following the date on which the Company is so notified if such date precedes the dates otherwise required above.”

2. Ratification. Except as expressly amended hereby, all terms and conditions of the Agreement, as amended, are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references to the Agreement shall hereafter refer to such Agreement, as amended hereby.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. The executed signature pages hereto may be delivered by facsimile or other means of electronic image transmission, such a copy of any signature page hereto shall have the same force an effect as an original thereof.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

Company:
AXS-ONE INC.
By:	/s/
Name:
Title:

Purchasers:

[Print Purchaser Name]
By:	/s/
Name:
Title:

3